UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2020

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DFS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2020, Discover Financial Services (the “Company”) announced that Edward W. McGrogan senior vice president, controller and chief accounting officer, will retire from the Company effective as of December 31, 2020. The Company also announced that Shifra Kolsky, the Company’s assistant controller, will replace Mr. McGrogan as senior vice president, chief accounting officer and controller effective as of November 2, 2020. In connection with Ms. Kolsky’s election as senior vice president, controller and chief accounting officer, she will be entitled to an annual salary of $324,000 and she will be eligible for annual equity awards under the Company’s Amended and Restated 2014 Omnibus Incentive Plan.

Ms. Kolsky has been with Discover for 11 years and was promoted to Vice President, Assistant Controller in 2015. Prior to that, she was Director, Corporate Accounting and Reporting. Prior to working for Discover, Kolsky was an Audit Senior Manager for Deloitte & Touche from 2002 to 2008, Director of Finance for JCDS Las Vegas from 2001 to 2002, and an Audit Manager for Arthur Anderson from 1994 to 2001.

The Company’s news release announcing Mr. McGrogan’s retirement and Ms. Kolsky’s appointment is attached to this report as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of the Company dated October 28, 2020.

104	Inline XBRL for the cover page of this Current Report on 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Dated: October 28, 2020	By:	/s/ D. Christopher Greene
	Name:	D. Christopher Greene
	Title:	Vice President, Secretary and Deputy General Counsel